As filed with the Securities and Exchange Commission on December 20, 2007

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MACROVISION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0156161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2830 De La Cruz Boulevard, Santa Clara, California 95050

(408) 562-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alfred J. Amoroso

President and Chief Executive Officer

Macrovision Corporation

2830 De La Cruz Boulevard, Santa Clara, California 95050

(408) 562-8400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

COPIES TO:

Jon E. Gavenman	Stephen Yu
Heller Ehrman LLP	Executive Vice President, General Counsel and Secretary
275 Middlefield Road	Macrovision Corporation
Menlo Park, California 94025	2830 De La Cruz Boulevard
Santa Clara, California 95050

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (par value $0.001 per share)	(1)	(1)	(1)	(1)

(1)	An indeterminable number of shares of Common Stock to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

MACROVISION CORPORATION

Shares of Common Stock

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. This means:

•	shares of our common stock may be offered from time to time by us or by selling security holders;

•	we will provide a prospectus supplement each time shares of our common stock are offered; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our principal executive offices are located at 2830 De La Cruz Boulevard, Santa Clara, California 95050, and our telephone number is (408) 562-8400. Our common stock is listed on the Nasdaq Global Select Market under the symbol “MVSN.”

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 20, 2007.

MACROVISION CORPORATION

Macrovision Corporation, a Delaware corporation founded in 1983, provides a broad set of solutions that enable businesses to protect, enhance and distribute their digital goods to consumers across multiple channels. Our solutions include anti-piracy and content protection technologies and services, digital rights management, embedded licensing technologies, usage monitoring for enterprises, and a host of related technologies and services from installation to update to back-office entitlement management. Macrovision solutions are deployed by companies in the entertainment, consumer electronics, gaming, software, information publishing and corporate IT markets to solve industry-specific challenges and bring greater value to their customers. Our operations are organized into four segments: Embedded Solutions, Entertainment, Software and Distribution and Commerce. The organizational structure is designed to enable us to increase our focus on long-term growth, market opportunities and meeting customer needs.

The Embedded Solutions segment focuses on consumer electronics manufacturers with solutions enabling them to protect and enhance digital content in digital set top boxes for cable/satellite TV and a variety of PC and consumer electronics video playback and record devices, including our analog copy protection (ACP) technology and digital living network platform (DLNP). The Entertainment segment focuses on our worldwide entertainment and studio customers, including the continuing relationships with the Motion Pictures Association of America (MPAA) and Independent studios. The Entertainment solutions include various digital content protection and enhancement products and services for digital content owners and system operators. The Software segment focuses on independent software vendors and enterprise IT departments with solutions including the FLEXnet suite of electronic license management, electronic license delivery, and software asset management products; Installer Products; and Admin Studio. The Distribution and Commerce segment focuses on serving the digital distribution and managed content requirements of providers of digital goods. The Distribution and Commerce unit includes our All Music Group business and solutions targeted at digital distribution services for games and other content areas, as well as our RightAccess and RightCommerce solutions.

Our principal executive offices are located at 2830 De La Cruz Boulevard, Santa Clara, California 95050, and our telephone number is (408) 562-8400. Our website is located at www.macrovision.com. Information contained on our website is not a part of this prospectus or any accompanying prospectus supplement.

References in this prospectus to “Macrovision,” “we,” “our” and “us” refer to Macrovision Corporation and its consolidated subsidiaries, unless otherwise specified.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, the Common Stock described in this prospectus may be offered from time to time by us or by selling security holders. We will provide a prospectus supplement each time shares of our Common Stock are offered pursuant to this prospectus. The prospectus supplement will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. We maintain a website at www.macrovision.com. The information contained on our website is not incorporated by reference in this prospectus and any accompanying prospectus supplement and you should not consider it a part of this prospectus and any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be an important part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information in this prospectus and any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007;

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007;

•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007;

•

Current Reports on Form 8-K filed February 13, 2007, March 7, 2007, May 8, 2007, May 25, 2007, June 5, 2007, July 12, 2007, August 7, 2007, September 28, 2007, October 2, 2007, November 7, 2007, November 9, 2007, November 23, 2007, December 7, 2007 and December 10, 2007, Form 8-K/A filed December 18, 2007, and Form 8-K filed on December 19, 2007; and

•

The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Commission File No. 000-22023), as filed with the Commission on January 22, 1997, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and any accompanying prospectus supplement until we sell all of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph (included in the Annual Report on Form 10-K) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, at no cost, by writing or telephoning us at the following address and telephone number:

Macrovision Corporation

Attention: General Counsel

2830 De La Cruz Boulevard

Santa Clara, California 95050

Tel: 408-562-8400

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. This prospectus and any accompanying prospectus supplement contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our business, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume,” or “continue,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Reference is made in particular to forward-looking statements regarding product sales, reimbursement, expenses, earnings per share, liquidity and capital resources and trends. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus and any accompanying prospectus supplement, whether as a result of new information, future events, changes in assumptions or otherwise.

You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk

Factors” in our reports and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find Additional Information.”

DESCRIPTION OF SECURITIES TO BE REGISTERED

A description of our common stock can be found in our Registration Statement on Form 8-A (Commission File No. 000-22023), as filed with the Commission on January 22, 1997, including any amendment or report filed for the purpose of updating such description, which is incorporated by reference herein.

USE OF PROCEEDS

As this prospectus applies solely to an offering by a selling security holder, we will not receive any of the proceeds from the resale of such securities from time to time by such holder. We will receive proceeds, upon the exercise of the warrants held by the selling security holder to the extent the selling security holder exercises the warrant in cash.

LEGAL MATTERS

The legality of the securities offered by this prospectus will be passed upon by Heller Ehrman LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements of Macrovision Corporation as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2006 consolidated financial statements refers to Macrovision Corporation’s adoption of Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006, by applying the modified-prospective method.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by the Registrant in connection with the common stock being registered. All amounts are estimates.

Amount to be paid
SEC registration fee	$(1)
Legal fees and expenses	$25,000
Accounting fees and expenses	$25,000
Printing and engraving	$10,000
Miscellaneous	$5,000

Total (excluding SEC registration fee(1))	$65,000

(1)	Deferred in reliance upon Rule 456(b) and Rule 457(r).

Item 15.	Indemnification of Directors and Officers

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a proceeding; (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents; (v) the Registrant may not retroactively apply any amendment of the Bylaw provisions relating to indemnity; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith if his or her action is based on the records or books of account of the Registrant or on information supplied to him or her by officers of the Registrant in the course of their duties or on the advice of legal counsel for the Registrant or on information or records given or reports made to the Registrant by independent certified public accountants or appraisers or other experts.

The Registrant enters into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant.

The indemnification agreement requires a director or executive officer to reimburse the Registrant for expenses advanced only to the extent that it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, his or her indemnification agreement or otherwise to be indemnified for such expenses. The indemnification agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any vote of the stockholders or vote of directors or otherwise.

The indemnification provision in the Bylaws, and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

As authorized by the Registrant’s Bylaws and approved by the Registrant’s Board of Directors, the Registrant maintains director and officer liability insurance.

The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant’s Restated Certificate of Incorporation and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

In connection with offering by selling security holders, we may agree to indemnify the selling security holder and its officers, directors and controlling persons against certain liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation of Macrovision Corporation	SB-2	1/7/97	3.02

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Macrovision Corporation	10-K	4/2/01	3.02

3.3	Amended and Restated Bylaws of Macrovision Corporation, amended as of February 9, 2006	10-K	3/2/06	3.03

4.1	Form of Common Stock Certificate	S-3	11/13/06	4.6

5.1	Opinion of Heller Ehrman LLP				X

23.1	Consent of KPMG LLP, independent registered public accounting firm with respect to Macrovision Corporation				X

23.2	Consent of Heller Ehrman LLP (included in Exhibit 5.1)				X

24.1	Power of Attorney (incorporated by reference to the signature page hereto)				X

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 20th day of December, 2007.

MACROVISION CORPORATION

By:	/s/ Alfred J. Amoroso
Alfred J. Amoroso President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Alfred J. Amoroso and James Budge, and each of them, as his or her attorney-in-fact, each with full power of substitution and re-substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, in connection with or related to the offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by each of said attorneys-in-fact, or his substitute or substitutes, to any and all amendments to said Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Alfred J. Amoroso Alfred J. Amoroso	President, Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2007

/s/ James Budge James Budge	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 19, 2007

/s/ John O. Ryan John O. Ryan	Chairman of the Board of Directors	December 19, 2007

/s/ Donna S. Birks Donna S. Birks	Director	December 18, 2007

/s/ Andrew K. Ludwick Andrew K. Ludwick	Director	December 19, 2007

/s/ Robert J. Majteles Robert J. Majteles	Director	December 18, 2007

/s/ William N. Stirlen William N. Stirlen	Director	December 17, 2007

MACROVISION CORPORATION

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation of Macrovision Corporation	SB-2	1/7/97	3.02

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Macrovision Corporation	10-K	4/2/01	3.02

3.3	Amended and Restated Bylaws of Macrovision Corporation, amended as of February 9, 2006	10-K	3/2/06	3.03

4.1	Form of Common Stock Certificate	S-3	11/13/06	4.6

5.1	Opinion of Heller Ehrman LLP				X

23.1	Consent of KPMG LLP, independent registered public accounting firm with respect to Macrovision Corporation				X

23.2	Consent of Heller Ehrman LLP (included in Exhibit 5.1)				X

24.1	Power of Attorney (incorporated by reference to the signature page hereto)				X